Exhibit 10.17

NEITHER THIS NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. BY ACQUIRING THIS NOTE, THE HOLDER AGREES TO NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR ANY SECURITIES INTO WHICH IT MAY BE CONVERTED WITHOUT REGISTRATION OR THE APPLICABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS, AND THE RULES AND REGULATIONS THEREUNDER.

SECURED CONVERTIBLE PROMISSORY NOTE

$[●]	December [●], 2015

For Value Received, Creative Realities, Inc., a Minnesota corporation, Creative Realities, LLC, a Delaware limited liability company, Wireless Ronin Technologies Canada, Inc., a Canada corporation, and Conexus World Global, LLC, a Kentucky limited liability company, jointly and severally (each ,and together herein referred to as “Maker”), hereby promises to pay to the order of [_______________________], or its successors, heirs or assigns (“Holder”), in lawful money of the United States of America, the principal sum of $[●], together with interest on the outstanding principal amount under this Secured Convertible Promissory Note (this “Note”) outstanding from time to time. This Note is being issued by Maker in connection with the execution and delivery of certain other documentation pertaining to the loan evidenced by this Note, including (i) a Securities Purchase Agreement by and among Maker and certain purchasers, dated as of December [●], 2015 (or otherwise dated but in substantially similar form, the “Securities Purchase Agreement”), (ii) an Amended and Restated Security Agreement delivered by Maker in favor of Holder and other purchasers under the Securities Purchase Agreement (the “Security Agreement”), (iii) Warrants to Purchase Common Stock delivered by Maker in favor of Holder and other purchasers under the Securities Purchase Agreement (the “Warrants”), (iv) an Amended and Restated Pledge Agreement delivered by Slipstream Communications, LLC, a Delaware limited liability, in favor of the Holder and other purchasers under the Securities Purchase Agreement (the “Slipstream Pledge Agreement”), and (v) a Registration Rights Agreement by and among Maker and certain purchasers, dated as of December [●], 2015 (the “Registration Rights Agreement”). Accordingly, this Note is one of two or more substantially identical Secured Convertible Promissory Notes offered and sold pursuant to the Securities Purchase Agreement (collectively, the “Notes”). Throughout this Note, the Securities Purchase Agreement, Security Agreement, Slipstream Pledge Agreement, the Warrants, Registration Rights Agreement and the Notes are collectively referred to as the “Transaction Documents.”

1.          Interest. Interest on the principal amount of this Note shall accrue from the date hereof until payment in full of all amounts payable hereunder at an annual rate equal to 14%, of which interest (i) 12% shall be payable in cash and (ii) 2% shall be payable in the form of additional principal hereunder; in each case monthly, in arrears, and upon the Initial Maturity Date or Final Maturity Date, as defined below, or upon repayment or conversion pursuant to Section 4 below. Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed. From and after the occurrence of a Change in Control Transaction, as defined in Section 6 below, and until the Initial Maturity Date or Final Maturity Date or such earlier time as all amounts owing under this Note shall have been paid, or upon occurrence of an Event of Default under Section 5 below, interest on the principal amount of this Note shall accrue at an annual rate equal to 17% interest payable in cash monthly, in arrears.

2.          Maturity Date. Unless converted by Holder pursuant to the terms of Section 4, the principal amount of this Note, together with any remaining accrued but unpaid interest thereon, shall be due and payable in full on April 15, 2017 (“Initial Maturity Date”), subject to the right of the Holder, in their sole determination, to extend the maturity date of this Note for an additional six months by providing written notice to the Maker, such written notice to be delivered at least 45 days prior to the Initial Maturity Date (with the Maker sending a written notice to Holder at least 55 days prior to the Initial Maturity Date, for the purpose of reminding the Holder of its right to make an extension election under this Section). In such event, the principal amount of this Note, together with any remaining accrued but unpaid interest thereon, shall be due and payable in full on October 15, 2017 (“Final Maturity Date”).

3.          Prepayment. This Note is not subject to any prepayment prior to its Initial Maturity Date (or Final Maturity Date, if so elected), as those terms are defined herein.

4.          Conversion; Repayment.

4.1          Optional Conversion. Subject to the provisions of Section 4.5 below, the unpaid principal amount of this Note or any accrued but unpaid interest thereon may at any time be converted, in whole or in part from time to time, at the option of the Holder, into shares of the common stock, $0.01 par value of Creative Realities, Inc. (the “Common Stock”) at a conversion price equal to $0.28 per share (the “Conversion Price”), subject, however, to adjustment pursuant to Section 4.3 below.

4.2          Conver&sion Procedure.

(a)          Upon conversion of any amounts owing under this Note into shares of Common Stock pursuant to Section 4.1, Holder shall surrender this original executed Note (if being converted in full) to Maker accompanied by an executed conversion notice, the form of which is attached hereto as Exhibit A (the “Conversion Notice”). The Conversion Notice shall state the name or names (with address(es)) in which the certificate or certificates for shares of Common Stock issuable upon such conversion (the “Conversion Shares”) shall be issued, and the amount of principal and accrued interest to be converted. As soon as practicable after the receipt of such Conversion Notice and the surrender of this original executed Note (if such surrender is required), Maker shall (i) issue and deliver to the Holder one or more certificates for the Conversion Shares, (ii) provide for payment on account of any fractional shares as contemplated by Section 4.4, and (iii) if such conversion is of less than the entire balance of principal and accrued and unpaid interest hereunder, make record in Maker’s books and records of the balance of this Note not converted. Such conversion shall be deemed to have been effected as of the earliest date (the “Conversion Date”) upon which both (1) the Conversion Notice shall have been received by Maker and (2) this original executed Note shall have been surrendered (if the Note is being converted in full). Upon the Conversion Date, the Holder’s rights under this Note shall cease (to the extent this Note is so converted) and the person or persons in whose name or names any certificates for the Conversion Shares shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of such Conversion Shares.

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(b)          Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), Maker shall deliver, or cause to be delivered, to the converting Holder one or more certificates representing the Conversion Shares through the DTC (if eligible) or otherwise. On or after the earlier of (i) the six-month anniversary of the date of issuance the Note or (ii) the effectiveness of a Resale Registration Statement covering the resale of the Conversion Shares, such certificates shall not contain a restrictive legend under the Securities Act of 1933 so long as, in the case of (i) above, the Holder shall have delivered a representation letter to Maker in form and substance satisfactory to Maker (which letter includes a representation by the Holder that the Conversion Shares are being sold pursuant to Rule 144). On or after the six-month anniversary of the date of the issuance of the Note being converted, Maker shall, upon the request of the Holder, use commercially reasonable efforts to deliver any Conversion Shares to be delivered by Maker under this Note electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. So long as Holder delivers to Maker the above-described representation letters, Maker will pay the cost and expense of an opinion of legal counsel required for the issuance of Conversion Shares in conformity with this paragraph (b).

(c)          If, in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Maker at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Maker shall promptly return to the Holder the original Note delivered to Maker, if applicable, and the Holder shall promptly return to Maker the certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(d)          In addition to any other rights available to the Holder, if Maker fails for any reason to deliver to a Holder the applicable certificate or certificates within one Trading Day after the Share Delivery Date, and if after such date such Holder is required by its brokerage firm to purchase (in an open-market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Maker shall (A) pay in cash to such Holder the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the Conversion at issue and that were sold, multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of such Holder, either reissue (if surrendered) the Note delivered to Maker for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if Maker had timely complied with its delivery requirements under this Section 4.2. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Conversion with respect to which the actual sale price of the Conversion Shares giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence, then Maker shall be required to pay such Holder $1,000. The Holder shall provide Maker written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of Maker, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including without limitation a decree of specific performance or other injunctive relief with respect to Maker’s failure to timely deliver shares of Common Stock upon a Conversion as required pursuant to the terms hereof.

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4.3          Equitable Adjustment. If Maker, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue shares of capital stock by reclassification, then the Conversion Price shall be equitably adjusted based upon the proportionate increase of outstanding shares resulting from such action (e.g., if shares of capital stock increase by 2.0% as a result of any of the foregoing actions by Maker, the Conversion Price shall be decreased by the same percentage). Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such share dividend, distribution, subdivision or combination, or shares upon reclassification, and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification, or the dividend-payment date in the case of a share dividend.

4.4          Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion.

4.5          Conversion Limitations.

(a)          Notwithstanding anything to the contrary in this Section 4, Maker shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that, after giving effect to the conversion set forth on the applicable Conversion Notice, such Holder (together with such Holder’s “affiliates,” as such term is defined in Rule 405 under the Securities Act of 1933, and any Persons acting as a group together with such Holder or any of such Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining unconverted balance of this Note beneficially owned by such Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Maker that are subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). To ensure compliance with this restriction, each Holder will be deemed to represent to Maker each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this Section and Maker shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.

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(b)          For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Maker’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by Maker, or (iii) a more recent written notice by Maker or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Maker shall within two Trading Days confirm to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Maker, including this Note, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion this Note by the Holder. Upon no fewer than 61 days’ prior written notice to Maker, the Holder may increase or decrease the Beneficial Ownership Limitation provisions of this Section, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of this Note and the provisions of this Section shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to Maker. The limitations contained in this paragraph shall apply to a successor holder of this Note.

5.          Defaults.

5.1          Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

(a)          Maker fails to make any payment of principal, interest or both when due under this Note, which failure, in the case of interest continues for a period of five business days;

(b)          Maker fails to observe and perform any other covenant or agreement on the Maker’s part to be observed or performed under this Note, which failure continues for a period of ten business days after written notice of such failure has been delivered to Maker;

(c)          Maker fails to observe and perform any of the covenants or agreements on its part to be observed or performed under any Transaction Document and such failure continues for more than ten business days after written notice of such failure has been delivered to Maker;

(d)          any representation or warranty made by Maker in any Transaction Document is untrue in any material respect as of the date of such representation or warranty;

(e)          Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, on a petition in bankruptcy filed against it be adjudicated a bankrupt, or files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

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(f)          a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Maker, a receiver of Maker or of the whole or any substantial part of its property, or approving a petition filed against Maker seeking reorganization or arrangement of the Maker under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

(g)          any court of competent jurisdiction assumes custody or control of Maker or of the whole or any substantial part of its property under the provisions of any other law for the relief or aid of debtors, and such custody or control is not be terminated or stayed within 60 days from the date of assumption of such custody or control;

(h)          the Slipstream Pledge Agreement or the Security Agreement no longer provide the Holder with a perfected lien in the respective Collateral covered thereby in the priorities set forth therein;

(i)           there shall have been entered a judgment against the Maker in the amount of $350,000;

(j)           the Maker shall have defaulted on any indebtedness in excess of $350,000 entitling the holder thereof to accelerate such indebtedness;

(k)          the suspension from trading of the Common Stock or the failure of the Common Stock to be listed on an eligible market for trading; or

(l)           the Company’s failure for any reason after six months following the Closing Date to satisfy the current public information requirements of Rule 144, in the event that the Conversion Shares are not registered for resale at such time.

5.2          Remedies. Except as set forth in the final sentence of this Section, upon the occurrence of any Event of Default, the entire unpaid principal balance hereunder, plus all interest accrued and unpaid thereon and all other sums due and payable to Holder under this Note, shall become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Maker. To the extent permitted by law, Maker waives the right to stay of execution and the benefit of all exemption laws now in effect or that may hereafter be adopted. In addition to the foregoing, upon the occurrence of any Event of Default, Holder may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Holder at law or in equity. Notwithstanding anything else to the contrary contained in this Section, upon an Event of Default arising under Section 5.1(c) due to the failure of the Company to file or obtain the effectiveness of the resale registration statement contemplated under the Registration Rights Agreement within the time periods provided therein (or, after effectiveness of the resale registration statement, the resale of “Registrable Securities,” as defined in the Registration Rights Agreement, are otherwise unable to be made for any reason other than as expressly permitted by the terms of the Registration Rights Agreement), the sole remedy of the Holder under this Note for such Event of Default shall be an increase of one percent (1.0%), per month, in the Interest Rate thereafter accruing on the principal amount of this Note (with such increase being added to the increased Interest Rate contemplated in Section 1 above) until such time as the earlier of the filing or effectiveness of such resale registration statement or the date on which all Registrable Securities of the Holder are otherwise able to be sold. For clarity, any separate remedies available to the Holder under the Registration Rights Agreement shall not be precluded by the prior sentence.

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5.3          Remedies Cumulative, etc. No right or remedy conferred upon or reserved to Holder under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of Holder shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Holder shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other.

5.4          Costs and Expenses. Maker will pay upon demand all reasonable costs and expenses of Holder, including reasonable attorneys’ fees, incurred by Holder in enforcing its rights hereunder. If Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding of or relating to Maker) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including reasonable attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award).

6.          Definition of Change in Control Transaction. Certain rights and remedies of the Holder shall come into existence under the Slipstream Pledge Agreement, and a higher rate of interest hereunder shall be applied to principal amounts owing hereunder as contemplated in Section 2 above, upon a Change in Control Transaction. For purposes of this Note, a “Change in Control Transaction” will mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) any Exchange Act Person, as defined below, becoming the owner, directly or indirectly, of securities of Maker representing more than 50% of the combined voting power of Maker’s then-outstanding securities by virtue of a merger, consolidation or similar transaction involving Maker; or (ii) there is consummated a merger, consolidation or similar transaction involving Maker (specifically including any reverse or forward triangular merger or consolidation) and, immediately after the consummation of such transaction, the shareholders of Maker immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, or (iii) the Board of Directors and shareholders of Maker approve a plan of dissolution of Maker and Maker files a notice of dissolution with the Minnesota Secretary of State.

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Notwithstanding the foregoing, a Change in Control Transaction will not be deemed to occur (1) on account of the acquisition of securities of Maker by an investor, any affiliate thereof or any other Exchange Act Person acquiring Maker’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for Maker through the issuance of equity securities, or (2) solely because or to the extent that the level of ownership held by any Exchange Act Person exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities of Maker by Maker, thereby reducing the number of shares outstanding. For purposes of this Note, “Exchange Act Person” shall mean any corporation, partnership, incorporated entity, unincorporated entity or association, or trust (each a “Person”), or any individual natural person or “group” within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934; provided, however, that “Exchange Act Person” will not include: (i) Maker or any subsidiary of Maker; (ii) any employee-benefit plan of Maker or any subsidiary of Maker or any trustee or other fiduciary holding securities under an employee-benefit plan of Maker or any subsidiary of Maker; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) any Person owned, directly or indirectly, by the shareholders of Maker in substantially the same proportions as their ownership of capital stock of Maker; or (v) any Person, individual natural person or “group” that, together with all of its affiliates, is the direct or indirect owner, as of the original issue date of this Note, of securities of Maker representing more than 50% of the combined voting power of Maker’s then-outstanding securities.

7.          Exchange or Replacement of Note.

7.1          Exchange. At its option, Holder may in person or by duly authorized attorney surrender this Note for exchange at the office of Maker and, at the expense of Maker, receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the original issue date and to be in such principal amount and payable to such person or persons, or order, as Holder may designate in writing.

7.2          Replacement. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and (in case of loss, theft or destruction) of indemnity satisfactory to it in its reasonable discretion, and upon surrender and cancellation of this Note, if mutilated, Maker will make and deliver a new Note of like tenor in lieu of this Note.

8.          General Provisions.

8.1          Amendments, Waivers and Consents. This Note may be amended, modified or supplemented, and waiver or consents to departures from the provisions of the Note may be given, if Maker and Holder both consent or agree in writing to the amendment, modification, waiver or consent.

8.2          Severability. In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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8.3          Assignment; Binding Effect. Maker may not delegate its obligations under this Note without the prior written consent of Holder. Any attempted delegation in violation of this Section shall be null and void. This Note inures to the benefit of Holder, its successors and assigns, and binds each of the Maker, and its successors and permitted assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns. This Note shall be assignable by Holder, subject to applicable securities laws.

8.4          Notice. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages to the Securities Purchase Agreement or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

8.5          Governing Law. This Note will be governed by the laws of the State of New York without regard to its conflicts-of-law principles.

8.6          Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH MAKER AND HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.7          Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

* * * * * * *

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In Witness Whereof, Maker has executed and delivered this Secured Convertible Promissory Note as of the date first stated above.

CREATIVE REALITIES, INC.

John Walpuck
Chief Financial Officer

CREATIVE REALITIES, LLC

John Walpuck
Chief Executive Officer

WIRELESS RONIN TECHNOLOGIES
CANADA, INC.

John Walpuck
Chief Executive Officer

CONEXUS WORLD GLOBAL, LLC

John Walpuck
Chief Financial Officer

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EXHIBIT A

FORM OF

CONVERSION NOTICE

To Whom It May Concern:

The undersigned holder of this Note hereby exercises the option to convert this Note, plus accrued and unpaid interest, in whole or in part as set forth below, into shares of Common Stock of Creative Realities, Inc., a Minnesota corporation, in accordance with the terms of the Unsecured Convertible Promissory Note, dated as of [●], 2015, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If this conversion involves fractional shares, please issue the related check to the same person entitled to receive the shares.

Dated:

Amount of principal to be converted: $

Amount of accrued but unpaid interest to be converted: $

If shares are to be issued otherwise than to owner, please provide the Tax Identification Number of Transferee:

Signature of Holder

(If applicable, please print name and address of transferee (including zip code))

__________________________

__________________________

__________________________